Exhibit 99.1

News Release
Celanese Corporation
1601 West LBJ Freeway
Dallas, Texas 75234-6034

Celanese Announces Retirement of Jim Alder;
John Wardzel Promoted to Senior Vice President of Operations

DALLAS (August 2, 2011) – Celanese Corporation (NYSE: CE), a global technology and specialty materials company, today announced the retirement of Jim Alder, senior vice president, Operations & Technical, effective October 31, 2011.

In his more than 37 years with Celanese, Alder has successfully led global organizations in operations, research and development, and commercial. In his current assignment, he led the company’s productivity and sustainability improvement programs and industry-leading safety achievements.

“It has been an honor to work with Jim, and I express my gratitude for his many contributions to the company’s success. On behalf of our executive leadership team and Celanese employees worldwide, I would like to thank Jim for his many years of capable service and wish him well in his retirement,” said Dave Weidman, chairman and chief executive officer.

Celanese also announces the promotion of John Wardzel to the position of senior vice president of Operations, effectively immediately. Wardzel, who will be accountable for Celanese’s global manufacturing operations, has worked for Celanese since 2003 and has led operations for Celanese’s Ticona Engineering Polymers and the company’s Consumer Specialties and Industrial Specialties business segments. Wardzel will report to Celanese Chief Operating Officer Doug Madden.

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Contacts:
Investor Relations	Media Relations
Jon Puckett	Travis Jacobsen
Phone: +1 972 443 4965	Phone: +1 972 443 3750
Telefax: +1 972 332 9373	Telefax: +1 972 443 8519
jon.puckett@celanese.com	william.jacobsen@celanese.com

About Celanese
Celanese Corporation is a global technology leader in the production of specialty materials and chemical products which are used in most major industries and consumer applications. Our products, essential to everyday living, are manufactured in North America, Europe and Asia. Known for operational excellence, sustainability and premier safety performance, Celanese delivers value to customers around the globe with best-in-class technologies. Based in Dallas, Texas, the company employs approximately 7,250 employees worldwide and had 2010 net sales of $5.9 billion, with approximately 72% generated outside of North America. For more information about Celanese Corporation and its global product offerings, visit www.celanese.com.

Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Celanese® is a registered trademark of Celanese International Corporation.